UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 19, 2006
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-26407	85-0212130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3048 Seven Dash Road Dragoon, Arizona	85609
(Address of principal executive offices)	(Zip Code)

520-586-2241
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01          Other Events

Press Release:

Nord has filed an annual report on Form 10-KSB with the SEC, as the first step to bringing itself back into compliance with its regulatory filing obligations. Due to financial difficulties, Nord has not been able to file the required reports under the Securities Exchange Act of 1934, as amended, since 1999. These reports include annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and proxy statements. Accordingly, the annual report is intended to provide meaningful disclosure for the years ended December 31, 2000 through 2004, during which the company was delinquent in its filings. The annual report includes audited financial statements for the years ended December 31, 2004, 2003 and 2002, and unaudited statements for the years ended December 31, 2001 and 2000.

As discussed in more detail in the annual report, Nord's principal asset is the Johnson Camp property located in Arizona, acquired in 1999. The Johnson Camp property includes the Johnson Camp Mine which is an existing open pit copper mine and production facility that uses the solvent extraction, electrowinning (SX EW) process. The Johnson Camp Mine includes two existing open pits, the Burro and the Copper Chief.

Nord produced cathode copper from existing ore on the leach pads until August 2003 when Nord placed the Johnson Camp mine on a care and maintenance program due to weak market conditions for copper at that time. Currently, the existing Johnson Camp leach dumps are being rinsed in a limited manner with the goal of managing solution inventories.

In October 2005, Nord obtained a secured loan in the amount of $2,850,000 from Auramet Trading, LLC, of which $1,850,000 was funded by Mr. Ronald Hirsch, Chairman and Chief Executive Officer of Nord Resources Corporation. From the loan proceeds, $2,763,561 was used to pay off all remaining amounts outstanding under a pre-existing secured loan on the Johnson Camp property.

In November 2005, Nord obtained a secured loan in the amount of $3,900,000 from Nedbank Limited, in which Auramet Trading participated through the contribution of our $1,000,000 debt outstanding under the Auramet loan. From the proceeds of this loan, $1,860,175 was used to repay Mr. Hirsch. Nord has granted Nedbank a first priority lien encumbering all of the real and personal property associated with the Johnson Camp property. This loan matures in early May 2006.

Nedbank is one of South Africa's largest banks with assets of over $50 billion. It also is one of South Africa's premier resources financing institutions and is seeking to aggressively expand its ability to evaluate mining finance transactions into the American and other international markets in order to maximize its international lending capabilities. Mark Tyler, Head of Mining and Resources at Nedbank congratulated the management of Nord on reaching a significant milestone in its development of the Johnson Camp Mine and expressed Nedbank's gratitude at being part of the exciting development of this project.

Auramet Trading, established in June of 2004, is a Fort Lee, New Jersey based Trading, Metals Merchant Banking and Advisory firm which is dedicated to the precious and base metals resource sector and the related industrial consumption industries. In addition to its role as a lender, Auramet acts as financial advisor to Nord Resources. James V. Verraster, III, President and CEO, Auramet Trading, LLC commented, "On behalf of all of my colleagues at Auramet, we wish to express our gratitude for the relationship that has developed between ourselves and the senior managers of Nord Resources. We are excited about the prospects for the re-commencement of copper mining at the Johnson Camp Mine and we look forward to working with Nord in the years ahead".

Nord's near term objective is to resume mining and leaching operations at the Johnson Camp Mine, with the view to producing approximately 25 million pounds of cathode copper per year. Nord has obtained a feasibility study containing a mine plan for the Johnson Camp Mine that was completed in March 2000. The feasibility study was updated as of October 2005. The updated feasibility study includes an economic assessment of the Johnson Camp Mine based on the mine plan included in the original feasibility study and current capital and operating cost estimates, and the financial projections are based on the 36 month trailing average for copper prices. The updated feasibility study concludes that resumption of operations at the Johnson Camp Mine in accordance with the mine plan will generate positive discounted cash flows over an eleven year mine life at 8%, 10% and 15% discount rates.

As disclosed in more detail in the annual report, in order for Nord to resume full mining operations, it will have to complete the mine development plan outlined in the updated feasibility study. The initial capital costs to be incurred within the first two years of start-up are expected to exceed $22 million (including working capital), and relate primarily to the rehabilitation of solution ponds, refurbishment and a modest expansion of the copper production facility, and the purchase and installation of crushing and conveying equipment. The capital costs to be incurred in the following two years are expected to be approximately an additional $9 million (including working capital). Nord presently does not have sufficient cash or working capital necessary to implement the mine development plan and commence mining operations. Nord's ability to commence mining operations will be subject to its obtaining sufficient financing to enable it to fund the necessary initial capital costs and start-up operation expenses and working capital. In addition, final permits must be in place before mining operations are commenced. As stated in the updated feasibility study, there are no environmental or permitting issues that would pose a barrier to the current development schedule. Additional risks and uncertainties are discussed in detail in the annual report.

Nord is planning to file its outstanding quarterly reports on Form 10-QSB for the first three quarters of 2005 no later than the end of January. Nord's management is also planning to hold an annual and special meeting of its shareholders in late March, and will be filing a proxy statement on Schedule 14A with the SEC in due course.

Ron Hirsch, Chairman and CEO stated "The current and upcoming SEC filings, coupled with important new relationships with Nedbank Limited, and Auramet Trading, provide an important platform from which we can continue to build value for Nord Resources shareholders. I look forward to reporting our continued progress in the very near future."

About Nord Resources Corporation:

Nord Resources is an Arizona-based natural resource company focused on near-term copper production from its Johnson Camp Mine and the exploration for copper, gold and silver at its properties in Arizona and New Mexico. The Company now also owns approximately 4.4 million shares of Allied Gold Limited, an Australian company. In addition, the Company maintains a small net profits interest in Sierra Rutile Limited, a Sierra Leone, West African company that controls the world's highest-grade natural rutile deposit (described in the 10-K).

The Press Release may contain, in addition, to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. Key factors that could cause actual results to differ materially from those described in forward-looking statements are included in Nord's Form 10-KSB for the year ended December 31, 2004. Readers are cautioned not to place undue reliance on the forward-looking statements made in the Press Release.

These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward looking statements. In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORD RESOURCES CORPORATION
DATE: January 20, 2006	By: /s/ John Perry ______________________________________ John Perry Chief Financial Officer